UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ADVANCED MICRO DEVICES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee paid previously with preliminary materials.

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You invested in ADVANCED MICRO DEVICES, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the  Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 13, 2026.

Get informed before you vote

View the Notice and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 27, 2025 online OR you can receive a free paper or email copy of the material(s) by requesting a copy prior to April 29, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*Please check the meeting materials for any special requirements for meeting attendance.

 Vote at www.ProxyVote.com

 THIS IS NOT A VOTABLE BALLOT

  This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote on these important matters.

Voting Items		Board Recommends

1.	Election of Directors.

Nominees:

1a.	Nora M. Denzel	For

1b.	Michael P. Gregoire	For

1c.	Joseph A. Householder	For

1d.	John W. Marren	For

1e.	KC McClure	For

1f.	Lisa T. Su	For

1g.	Abhi Y. Talwalkar	For

1h.	Elizabeth W. Vanderslice	For

2.	Ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the current fiscal year.	For

3.

Approve on a non-binding, advisory basis the compensation of the named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

For

4.	Approve an amendment and restatement of the Advanced Micro Devices, Inc. 2023 Equity Incentive Plan.	For

5.	Stockholder proposal requesting changes to the stockholder right to call a special meeting.	Against

6.	Transact any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

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